Exhibit 99.1

Ignyta Announces Presentation of Preliminary Data from

RXDX-101 Phase 1/2 Clinical Trial

February 20, 2014 5:00 PM Eastern Daylight Time

SAN DIEGO—(BUSINESS WIRE)—Ignyta, Inc. (OTCQB: RXDX), an oncology precision medicine biotechnology company, announced today that Justin Gainor, M.D., of the Massachusetts General Hospital Cancer Center, presented preliminary results from the ongoing Phase 1 dose escalation portion of a Phase 1/2 clinical trial of RXDX-101, Ignyta’s proprietary oral tyrosine kinase inhibitor targeting solid tumor indications, at the International Association for the Study of Lung Cancer (IASLC) 14th Annual Targeted Therapies for the Treatment of Lung Cancer Meeting. The trial is ongoing, with final results for the Phase 1 portion of the trial expected later this year.

The dose escalation study was designed to determine the maximum tolerated dose (MTD) and recommended Phase 2 dose, as well as preliminary anti-cancer activity of single agent RXDX-101 in patients with solid tumors with activating alterations in the TrkA, ROS1 or ALK tyrosine kinase receptors. At the time of data cut-off for Dr. Gainor’s presentation, 18 patients were enrolled, with 17 having been dosed in six escalating dose cohorts. The preliminary findings show:

•	the rate of enrollment has increased since Ignyta assumed responsibility for the study from its licensee in late 2013;

•	no dose limiting toxicities have been observed to date;

•	seven patients remain on active treatment in the study, with some patients having received 12 cycles of treatment; and

•	promising signs of antitumor activity have been observed.

Ignyta has filed a Form-8-K with the U.S. Securities and Exchange Commission containing the materials presented by Dr. Gainor. The company’s SEC filings can be found on the company’s website at www.ignyta.com and on the SEC’s website at www.sec.gov.

About Ignyta, Inc.

Ignyta, Inc., located in San Diego, California, is a biotechnology company developing precision medicine with integrated Rx/Dx solutions for cancer patients. Our goal is to discover and develop revolutionary new drugs that target activated genes in cancer cells for the customized treatment of cancer patients. Our present focus is on the development of RXDX-101 and RXDX-102, our proprietary oral tyrosine kinase inhibitors that target solid tumor indications, and advancing our novel Spark discovery programs that leverage our proprietary cancer genomic and epigenomic knowledge bases. For more information, please visit: www.ignyta.com.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to the progress of and data from our clinical trials and our novel technologies and methods. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, our ability to raise the additional funding we will need to continue to pursue our business and product development plans; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; the potential for final results of the Phase 1/2 clinical trial of RXDX-101 to differ from the preliminary results; our ability to develop, complete clinical trials for, obtain approvals for and commercialize any of our product candidates; competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the SEC available at www.sec.gov, including without limitation our Current Report on Form 8-K dated October 31, 2013 and amended November 14, 2013 and December 9, 2013.

Contacts

Ignyta, Inc.

Zachary Hornby

CFO and Vice President, Corporate Development

858-255-5959

zh@ignyta.com

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